Exhibit 99.1

ALLERGAN REPORTS SECOND QUARTER OPERATING RESULTS AND
INCREASES FULL YEAR EARNINGS GUIDANCE
•	Pharmaceutical Sales Increased 19 Percent for the Second Quarter

•	Board of Directors Declares Second Quarter Dividend
(IRVINE, Calif., July 27, 2005)— Allergan, Inc. (NYSE: AGN) today announced operating results for the second quarter ended June 24, 2005. Allergan also announced that its Board of Directors has declared a second quarter dividend of $0.10 per share, payable on September 7, 2005 to stockholders of record on August 12, 2005.
Operating Results
For the quarter ended June 24, 2005:
•	Allergan’s net sales were $591.0 million, including $23.1 million of non-pharmaceutical product sales, primarily consisting of contract manufacturing sales to Advanced Medical Optics, Inc. (AMO), a former subsidiary that was spun-off from Allergan in June 2002.

•	Pharmaceutical sales increased 18.6 percent, or 16.3 percent at constant currency, compared to pharmaceutical sales in the second quarter of 2004.

•	Allergan reported $0.25 diluted earnings per share, including the incurrence of restructuring charges related to the scheduled termination of Allergan’s manufacturing and supply agreement with AMO, the incurrence of restructuring charges and transition and duplicate operating expenses related to the streamlining of Allergan’s research and development and select commercial activities throughout Europe, the incurrence of anticipated taxes related to the scheduled repatriation of foreign earnings previously permanently re-invested outside the United States and the effect of an unrealized gain on the mark-to-market adjustment to foreign currency derivative instruments totaling $70.3 million, which consists of $10.8 million pre-tax plus $59.5 million related to the provision for income taxes, compared to the $0.68 diluted earnings per share reported for the second quarter of 2004.

•	Allergan’s adjusted diluted earnings per share were $0.78, representing a 23.8 percent increase compared to adjusted diluted earnings per share of $0.63 reported for the second quarter of 2004. Adjusted diluted earnings per share for the second quarter of 2005 exclude the restructuring charges related to the AMO agreement, the restructuring charges and transition and duplicate operating expenses related to the European streamlining activities, the anticipated taxes to be incurred as a result of the scheduled repatriation of foreign earnings and the unrealized gain on foreign currency derivative instruments. A reconciliation of the adjustments made from reported earnings per share to adjusted diluted earnings per share is contained in the financial tables of this document.
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“We are very pleased with our continued strong sales and earnings growth during the second quarter as our business continues to perform better than was anticipated at the beginning of 2005,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “In addition, we look forward to commencing with the key clinical trials for our exciting new Botox® indications, which include chronic daily headache and overactive bladder.”
Product and Pipeline Update
During the second quarter of 2005:
•	Effective April 19, 2005, Allergan entered into a royalty buy-out agreement with Novartis related to Restasis® (cyclosporine ophthalmic emulsion 0.05%) and agreed to pay $110 million to Novartis in exchange for Novartis’ worldwide rights and obligations, excluding Japan, for technology, patents and products relating to the topical ophthalmic use of cyclosporine A, the active ingredient in Restasis®. Under the royalty buy-out agreement, Allergan will no longer be required to make royalty payments to Novartis in connection with Allergan’s sales of Restasis®.

•	On June 1, 2005, Allergan announced that it received a written response from the United States Food and Drug Administration (FDA) regarding Allergan’s request for formal dispute resolution on its oral tazarotene capsule New Drug Application. In the response, the FDA outlined multiple potential options for improving oral tazarotene’s risk-benefit profile. Allergan has submitted a protocol for a special protocol assessment to the FDA and will provide details once it reaches an agreement with the FDA.

•	The FDA issued an approvable letter for Alphagan® Z (brimonidine tartrate ophthalmic solution) for the lowering of intraocular pressure in patients with open-angle glaucoma and ocular hypertension. Allergan has responded to the FDA’s questions and is waiting on a response from the FDA.

•	The Medicines and Healthcare products Regulatory Agency granted marketing authorization for Combigan™ in the United Kingdom.

•	Allergan met with the FDA and reached agreement to enter Phase III clinical trials for Botox® to treat neurogenic overactive bladder and Phase II clinical trials for Botox® to treat idiopathic overactive bladder.
On May 19, 2005, Allergan announced the appointment of Louis J. Lavigne, Jr. to Allergan’s Board of Directors, effective as of the Board’s July 2005 meeting.
On July 25, 2005, Allergan’s Board of Directors approved a plan under the American Jobs Creation Act of 2004 (The Act) to repatriate foreign earnings previously permanently reinvested outside of the United States and to reinvest those earnings domestically. The Act provides favorable tax treatment for repatriated earnings that are above a base amount determined based on a company’s historical repatriation levels and not more than a specified threshold. Allergan anticipates repatriating approximately $759 million above the base amount. This includes $674 million under its repatriation and reinvestment plan that is equal to Allergan’s specified threshold and is subject to a favorable tax treatment under The Act and an approximate $85 million of additional foreign earnings previously permanently reinvested outside of the United States.
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Outlook
•	For the third quarter of 2005, Allergan estimates:
•	Total pharmaceutical only sales between $565 million and $580 million.

•	Adjusted diluted earnings per share between $0.78 and $0.79.
•	For the full year of 2005:
•	Allergan is increasing total pharmaceutical sales guidance to between $2,175 million and $2,225 million.

•	Allergan is increasing the expected range of Restasis® sales to between $165 million and $185 million. All other individual product sales guidance provided in April 2005 remains unchanged.

•	Pharmaceutical only income statement ratio guidance provided in April 2005 has changed to:
•	Gross Profit of approximately 82.5% to 83.5%.

•	SG&A of approximately 38% to 39%.
•	Research and development pharmaceutical only income statement ratio guidance provided in April 2005 remains unchanged.

•	Diluted shares outstanding guidance and the effective tax rate on adjusted earnings guidance provided in April 2005 remain unchanged.

•	Allergan is increasing adjusted diluted earnings per share guidance to between $3.20 and $3.23, which is approximately a $0.04 per share increase from guidance provided in April 2005. Adjusted diluted earnings per share guidance anticipates non-GAAP adjustments to diluted earnings per share including the recognition of income associated with the termination of Allergan’s Vitrase® collaboration agreement with ISTA Pharmaceuticals, Inc., restructuring activities and anticipated taxes on the scheduled repatriation of foreign earnings discussed above. A reconciliation of the adjustments made from diluted earnings per share guidance to adjusted diluted earnings per share guidance is contained in the financial tables of this document. Adjusted diluted earnings per share guidance for 2005 excludes the effect of expensing stock options. Consistent with the Securities and Exchange Commission’s announcement amending the compliance dates for Financial Accounting Standards Board Statement No. 123R (FAS 123R), Allergan will begin implementing FAS 123R when it becomes effective, which is currently anticipated to be the first fiscal quarter of 2006.
Forward-Looking Statements
In this press release, the statements regarding new product development, market potential, expected growth, efficiencies, costs and savings, as well as the outlook for Allergan’s earnings per share and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
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Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Allergan and its Businesses” in Allergan’s 2004 Form 10-K and Allergan’s Form 10-Q for the quarter ended March 25, 2005. Copies of Allergan’s press releases and additional information about Allergan is available on the World Wide Web at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
About Allergan, Inc.
Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care, neuromodulator, skin care and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Ashwin Agarwal (714) 246-4582 (investors)
Caroline VanHove (714) 246-5134 (media)
Heather Katt (714) 246-6224 (media)
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5-5-5
ALLERGAN, INC.
Condensed Consolidated Statements of Earnings and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
in millions, except per share amounts	June 24, 2005				June 25, 2004
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$591.0	$—		$591.0	$506.2	$—		$506.2
Cost of sales	111.7	(0.3	)(a)	111.4	96.2	—		96.2

Product gross margin	479.3	0.3		479.6	410.0	—		410.0

Selling, general and administrative	241.5	(0.8	)(b)	240.7	196.7			196.7
Research and development	91.3	(0.5	)(b)	90.8	88.5	—		88.5
Restructuring charge	10.3	(10.3	)(a)	—	—	—		—

Operating income	136.2	11.9		148.1	124.8	—		124.8

Interest income	6.1	—		6.1	2.2	—		2.2
Interest expense	(4.6)	—		(4.6)	(3.7)	—		(3.7)
Unrealized gain (loss) on derivative instruments, net	1.1	(1.1	)(c)	—	0.3	(0.3	)(c)	—
Other, net	(0.7)	—		(0.7)	(1.2)	—		(1.2)

	1.9	(1.1)		0.8	(2.4)	(0.3)		(2.7)

Earnings (loss) before income taxes and minority interest	138.1	10.8		148.9	122.4	(0.3)		122.1
Provision (benefit) for income taxes	104.1	(59.5	)(d)	44.6	30.4	6.0	(e)	36.4
Minority interest	0.6	—		0.6	0.2	—		0.2

Net earnings (loss)	$33.4	$70.3		$103.7	$91.8	$(6.3)		$85.5

Net earnings (loss) per share:
Basic	$0.26			$0.80	$0.70			$0.65

Diluted	$0.25			$0.78	$0.68			$0.63

Weighted average number of common shares outstanding:
Basic	130.4			130.4	131.6			131.6
Diluted	132.2			132.2	135.2			135.2

Selected ratios as a percentage of net sales

Gross profit	81.1%			81.2%	81.0%			81.0%
Selling, general and administrative	40.9%			40.7%	38.9%			38.9%
Research and development	15.4%			15.4%	17.5%			17.5%
(a) Restructuring charge and related inventory write-offs
(b) Transition/duplicate operating expenses
(c) Unrealized gain on the mark-to-market adjustment to derivative instruments
(d) Total tax effect for non-GAAP pre-tax adjustments and dividend repatriation consists of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $10.8 million	$(0.9)
Extraordinary dividends of $674 million under the American Jobs Creation Act of 2004	32.8
Additional repatriation of foreign earnings of $85.4 million above extraordinary dividends amount	27.6

$59.5

(e) Income tax benefit for previously paid state income taxes and tax effect for non-GAAP adjustments
“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and six months ended June 24, 2005 and June 25, 2004. Allergan believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted earnings provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current, past and future periods. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.
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6-6-6
ALLERGAN, INC.
Condensed Consolidated Statements of Earnings and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Six months ended
in millions, except per share amounts	June 24, 2005				June 25, 2004
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$1,118.2	$—		1,118.2	$978.6	$—		$978.6
Cost of sales	205.8	(0.3	)(a)	205.5	183.8	—		183.8

Product gross margin	912.4	0.3		912.7	794.8	—		794.8

Selling, general and administrative	451.8	(1.0	)(b)	450.8	377.3	2.4	(e)	379.7
Research and development	173.3	(0.6	)(b)	172.7	174.6	—		174.6
Restructuring charge	37.7	(37.7	)(a)	—	—	—		—

Operating income	249.6	39.6		289.2	242.9	(2.4)		240.5

Interest income	11.6	(0.1	)(g)	11.5	4.2	—		4.2
Interest expense	(9.1)	—		(9.1)	(7.4)	—		(7.4)
Unrealized gain (loss) on derivative instruments, net	1.2	(1.2	)(c)	—	0.2	(0.2	)(c)	—
Other, net	3.8	(3.5	)(g)	0.3	(1.3)	—		(1.3)

	7.5	4.8		2.7	(4.3)	(0.2)		(4.5)

Earnings (loss) before income taxes and minority interest	257.1	34.8		291.9	238.6	(2.6)		236.0
Provision (benefit) for income taxes	143.3	(57.0	)(d)	86.3	65.5	5.1	(f)	70.6
Minority interest	0.5	—		0.5	0.5	—		0.5

Net earnings (loss)	$113.3	$91.8		$205.1	$172.6	$(7.7)		$164.9

Net earnings (loss) per share:
Basic	$0.87			$1.57	$1.32			$1.26

Diluted	$0.86			$1.55	$1.28			$1.22

Weighted average number of common shares outstanding:
Basic	130.8			130.8	131.2			131.2
Diluted	132.4			132.4	134.8			134.8

Selected ratios as a percentage of net sales

Gross profit	81.6%			81.6%	81.2%			81.2%
Selling, general and administrative	40.4%			40.3%	38.6%			38.8%
Research and development	15.5%			15.4%	17.8%			17.8%
“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
See non-GAAP financial measures disclosure on previous page.
(a) Restructuring charge and related inventory write-offs
(b) Transition/duplicate operating expenses
(c) Unrealized gain on the mark-to-market adjustment to derivative instruments
(d) Total tax effect for non-GAAP pre-tax adjustments and dividend repatriation consists of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $34.8 million	$(3.4)
Extraordinary dividends of $674 million under the American Jobs Creation Act of 2004	32.8
Additional repatriation of foreign earnings of $85.4 million above extraordinary dividends amount	27.6

$57.0

(e) Patent infringement settlement
(f) Income tax benefit for previously paid state income taxes and tax effect for non-GAAP adjustments
(g) ISTA Vitrase collaboration fee
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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 24,	December 31,
in millions	2005	2004
Assets

Cash and equivalents	$873.1	$894.8
Trade receivables, net	281.0	243.5
Inventories	88.7	89.9
Other current assets	154.8	147.8

Total current assets	1,397.6	1,376.0

Property, plant and equipment, net	461.9	468.5
Other noncurrent assets	501.9	412.5

Total assets	$2,361.4	$2,257.0

Liabilities and stockholders’ equity

Notes payable	$4.1	$13.1
Accounts payable	118.2	97.9
Accrued expenses and income taxes	412.8	348.6

Total current liabilities	535.1	459.6

Long-term debt	573.8	570.1
Other liabilities	118.4	111.1
Stockholders’ equity	1,134.1	1,116.2

Total liabilities and stockholders’ equity	$2,361.4	$2,257.0

Days on Hand (DOH)	73	79

Days Sales Outstanding (DSO)	43	40

Cash, net of debt	$295.2	$311.6

Debt-to-capital percentage	33.8%	34.3%
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ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

in millions, except per share amounts	Three months ended		Six months ended
	June 24,	June 25,	June 24,	June 25,
	2005	2004	2005	2004
Net earnings, as reported	$33.4	$91.8	$113.3	$172.6

Non-GAAP pre-tax adjustments:
Restructuring charge*	10.6	—	38.0	—
ISTA Vitrase collaboration	—	—	(3.6)	—
Transition/duplicate operating expenses	1.3	—	1.6	—
Unrealized gain on derivative instruments	(1.1)	(0.3)	(1.2)	(0.2)
Patent infringement settlement	—	—	—	(2.4)

	44.2	91.5	148.1	170.0

Tax effect for above items	(0.9)	0.1	(3.4)	1.0
Tax effect of dividend repatriation above base amount	60.4	—	60.4	—
State income tax recovery	—	(6.1)	—	(6.1)

Adjusted diluted earnings	$103.7	$85.5	$205.1	$164.9

Weighted average number of shares issued	130.4	131.6	130.8	131.2

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	1.3	2.1	1.1	2.1

Dilutive effect of assumed conversion of convertible notes outstanding	0.5	1.5	0.5	1.5

	132.2	135.2	132.4	134.8

Diluted earnings per share, as reported	$0.25	$0.68	$0.86	$1.28
Non-GAAP pre-tax adjustments:
Restructuring charge*	0.07	—	0.25	—
ISTA Vitrase collaboration	—	—	(0.02)	—
Transition/duplicate operating expenses	0.01	—	0.01 --
Unrealized gain on derivative instruments	(0.01)	—	(0.01) --
Patent infringement settlement	—	—	—	(0.01)
Tax effect of dividend repatriation above base amount	0.46	—	0.46	—
State income tax recovery	—	(0.05)	—	(0.05)

Adjusted diluted earnings per share	$0.78	$0.63	$1.55	$1.22

Year over year change	23.8%		27.0%

*     Including inventory write-offs of $0.3 million for the three and six month periods ended June 24, 2005.
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9-9-9
ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
	June 24,	June 25,	$change in net sales			Percent change in net sales
in millions	2005	2004	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$325.0	$277.6	$47.4	$40.7	$6.7	17.1%	14.7%	2.4%
Botox/Neuromodulator	212.5	176.9	35.6	31.4	4.2	20.1%	17.8%	2.4%
Skin Care	30.4	24.4	6.0	5.9	0.1	24.6%	24.2%	0.4%

Total	567.9	478.9	89.0	78.0	11.0	18.6%	16.3%	2.3%

Other (primarily contract sales)	23.1	27.3	(4.2)	(4.3)	0.1	(15.4)%	(15.8)%	0.4%

Net sales, as reported	$591.0	$506.2	$84.8	$73.7	$11.1	16.8%	14.6%	2.2%

Alphagan P, Alphagan, and Combigan	$64.3	$62.4	$1.9	$0.7	$1.2	3.1%	1.2%	1.9%

Lumigan	61.5	57.3	4.2	2.9	1.3	7.3%	5.0%	2.3%

Other Glaucoma	4.4	5.3	(0.9)	(1.2)	0.3	(17.6)%	(22.2)%	4.6%

Restasis	46.3	20.1	26.2	26.1	0.1	130.5%	130.2%	0.3%

Domestic	67.0%	68.7%

International	33.0%	31.3%

	Three months ended
	June 24,	June 25,	$change in net sales			Percent change in net sales
in millions	2005	2004	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$623.0	$549.7	$73.3	$62.4	$10.9	13.3%	11.4%	2.0%
Botox/Neuromodulator	388.8	327.6	61.2	54.6	6.6	18.7%	16.7%	2.0%
Skin Care	60.2	49.1	11.1	11.0	0.1	22.6%	22.4%	0.2%

Total	1,072.0	926.4	145.6	128.0	17.6	15.7%	13.8%	1.9%

Other (primarily contract sales)	46.2	52.2	(6.0)	(6.2)	0.2	(11.5)%	(11.9)%	0.4%

Net sales, as reported	$1,118.2	$978.6	$139.6	$121.8	$17.8	14.3%	12.4%	1.8%

Alphagan P, Alphagan, and Combigan	$131.0	$131.7	$(0.7)	$(2.8)	$2.1	(0.5)%	(2.1)%	1.6%

Lumigan	123.5	110.8	12.7	10.5	2.2	11.5%	9.5%	2.0%

Other Glaucoma	9.0	10.2	(1.2)	(1.6)	0.4	(12.0)%	(15.9)%	3.9%

Restasis	83.6	41.4	42.2	42.2	—	102.1%	102.1%	—

Domestic	67.0%	69.6%

International	33.0%	30.4%
In this press release, Allergan reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.
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10-10-10
ALLERGAN, INC.
Reconciliation of GAAP Diluted Earnings Per Share Guidance
To Adjusted Diluted Earnings Per Share Guidance
(Unaudited)

	Fiscal 2005
	Low	High

GAAP diluted Earnings Per Share Guidance (a)	$2.51	$2.54
Restructuring charge and related inventory write-offs	0.25	0.25
ISTA Vitrase collaboration	(0.02)	(0.02)
Transition/duplicate operating expenses	0.01	0.01
Unrealized (gain) loss on derivative instruments	(0.01)	(0.01)
Tax effect of dividend repatriation above base amount	0.46	0.46

Adjusted diluted Earnings Per Share Guidance	$3.20	$3.23

(a) GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments and future restructuring charges and transition / duplicate operating expenses associated with the Company’s planned restructuring and streamlining of its European operations and the termination of the manufacturing and supply agreement with Advanced Medical Optics.
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